UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2018
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Mastercard Incorporated (Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-32877 (Commission File Number)	13-4172551 (IRS Employer Identification No.)
2000 Purchase Street Purchase, New York (Address of principal executive offices)	10577 (Zip Code)
(914) 249-2000 (Registrant's telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On September 17, 2018, Mastercard Incorporated (the “Company”) and its operating subsidiary, Mastercard International Incorporated (“Mastercard International, and, together with the Company, “Mastercard”) entered into a Superseding and Amended Class Settlement Agreement (the “Agreement”) with the merchant damages class plaintiffs as to their monetary damages claims to settle the current U.S. merchant class litigation in the United States District Court for the Eastern District of New York in the case captioned MDL 1720 (the “Merchant Class Litigation”). Visa Inc., Visa U.S.A Inc. and Visa International Service Association (collectively, “Visa”) and certain customer financial institutions are also parties to the Agreement. The Agreement is subject to court approval.

The Agreement amends the class settlement agreement entered into by the same parties on October 19, 2012 (the “Original Class Settlement Agreement”).

In addition to the monetary amounts that constituted the financial settlement under the Original Class Settlement Agreement, the Agreement requires an additional payment from the defendants of $900 million, of which Mastercard’s share is $108 million on a pre-tax basis. Mastercard’s financial obligation was based upon the allocation of financial responsibility that was set out in the judgment and settlement sharing agreements that were executed in February 2011 by Mastercard, Visa and certain of Mastercard’s customer financial institutions. Pursuant to those agreements, Mastercard is responsible for 12% of a global settlement of the matter.

The Company previously increased its reserve during the second quarter of 2018 by $210 million to reflect both Mastercard’s expected financial obligation under the Agreement and its estimate of liability for the filed and anticipated opt-out merchant cases. As of June 30, 2018, Mastercard had accrued a cumulative liability of $947 million as a reserve for both the Merchant Class Litigation and the filed and anticipated opt-out merchant cases. Accordingly, the Agreement does not result in any incremental financial impact to Mastercard in addition to the amounts that the Company has previously reserved for in its June 30, 2018 financial statements.

Under the terms of the Agreement, Mastercard and its customer financial institutions will receive a release of all damages claims that were alleged, or could have been alleged by the merchant class members concerning Mastercard’s interchange and fee structure and merchant acceptance rules. This release covers all retrospective claims, as well as prospective claims for a period of five years after the resolution of all appeals relating to court approval of the Agreement.

The Agreement does not relate to the merchants' claims seeking changes to business practices (the “Rules Relief Class”). Separate settlement negotiations with the Rules Relief Class are ongoing.

The above description does not purport to be complete and is qualified in its entirety by the Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Forward-Looking statements

This Report contains forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts may be forward-looking statements. When used in this Report, the words “believe”, “expect”, “could”, “may”, “would”, “will”, “trend” and similar words are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements that relate to the Company’s future prospects, developments and business strategies. Please see a complete discussion of these risk factors in Part I, Item 1A - Risk Factors of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. Our forward-looking statements speak only as of the date of this Report or as of the date they are made, and we undertake no obligation to update our forward-looking statements.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit Description
10.1
Superseding and Amended Class Settlement Agreement, dated September 17, 2018, by and among Mastercard Incorporated and Mastercard International Incorporated; Visa, Inc., Visa U.S.A. Inc. and Visa International Service Association; the Class Plaintiffs defined therein; and the Customer Banks defined therein .

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTERCARD INCORPORATED

Date:	September 17, 2018	By:	/s/ Janet McGinness
Janet McGinness
Corporate Secretary

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